EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Media Sciences International, Inc. (the “Company”) on Form 10-Q for the quarterly period ended December 31, 2008, as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), I, Michael W. Levin, as Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 12, 2009

/s/ Michael W. Levin
Michael W. Levin
Chief Executive Officer